                                                                    EXHIBIT 10.9

                                                                  Execution Copy

                           TRANSMONTAIGNE OIL COMPANY

                                CREDIT AGREEMENT

                                 Amendment No. 2

        This Agreement, dated as of April 17, 1997, is among TransMontaigne Oil Company, a Delaware corporation (the "Company"), the Subsidiaries of the Company
                                      -------
party hereto, the Lenders party hereto and The First National Bank of Boston, as agent (the "Agent") for itself and the other Lenders. The parties agree as
            -----
follows:

1.  Reference to Credit Agreement; Background.
    -----------------------------------------

        1.1. Reference to Credit Agreement; Definitions. Reference is made to
             ------------------------------------------
the Credit Agreement dated as of December 18, 1996, as amended by Amendment No. 1 thereto dated as of January 30, 1997 (as so amended, the "Credit Agreement"),
                                                            ----------------
among the Company, the Guarantors, the Lenders from time to time party thereto and the Agent. The Credit Agreement, as amended by the amendments set forth in
Section 2 hereof (the "Amendment"), is referred to as the "Amended Credit
                       ---------                           --------------
Agreement." Terms defined in the Amended Credit Agreement and not otherwise
---------
defined herein are used herein with the meanings so defined.

        1.2. Background. The Company has advised the Lenders that it intends to
             ----------
borrow $50,000,000 of senior secured debt pursuant to a master shelf agreement with The Prudential Insurance Company of America and certain of its affiliates, which debt shall be on a parity with the Credit Obligations, and to establish a new intermediate Subsidiary to be named "TransMontaigne Transportation Services
                                         --------------------------------------
Inc.". The Company also has requested that the Agent agree to hold the Credit
----
Security for the benefit of both the Lenders and the holders of the senior secured notes and has requested that the Lenders consent to a number of amendments of the Credit Agreement, as set forth in Section 2 hereof.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions
   -----------------------------
hereof and in reliance upon the representations and warranties set forth or incorporated by reference in Section 4 hereof, the Credit Agreement is amended as follows, effective as of April 17, 1997 (the "Amendment Closing Date").
                                                 ----------------------
        2.1. Section 1.12 of the Credit Agreement is amended by adding at the end thereof a new paragraph reading in its entirety as follows:

               Notwithstanding the foregoing, for the period commencing on and including the Amendment Closing Date and ending on the date on which the Applicable Margin is adjusted pursuant to the immediately preceding paragraph for the Leverage Ratio as in effect on April 30, 1997, the Applicable Margin shall be calculated by reference to the Leverage Ratio determined based upon the pro forma balance sheet delivered to the Agent pursuant to Section 5.6 hereof.

        2.2.  Section 1.36 is amended to read in its entirety as follows:

               1.36. "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.16,
                      ---------------------
        6.6.17, 6.9.5, 6.9.7, 6.10.2, 6.11.1, 6.12.2 and 6.19.

        2.3. Section 1.44 is amended by amending paragraph (a) thereof to read in its entirety as follows:

               (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Bank of Boston Fee Letter, the Intercreditor Agreement, the Pledge Agreement and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect;

        2.4. Section 1 is amended by adding thereto a new Section 1.81A reading in its entirety as follows:

               1.81A. "Intercreditor Agreement" means the Intercreditor
                       -----------------------
        Agreement dated as of April 17, 1997, as from time to time in effect, among the Company, the Guarantors, the Lenders, the Agent and Prudential.

        2.5. Section 1 is further amended by adding a new Section 1.95A reading in its entirety as follows:

               1.95A.  "Master Shelf Agreement" is defined in Section 6.6.12.
                        ----------------------

        2.6. Section 1 is further amended by adding a new Section 1.115A reading in its entirety as follows:

               1.115A. "Pledge Agreement" means the Pledge Agreement dated as of
                        ----------------
        April 17, 1997, as from time to time in effect, among the Company, the Guarantors and the Agent, as collateral agent.

        2.7. Section 1 is further amended by adding hereto a new Section 1.119A reading in its entirety as follows:

               1.119A.  "Prudential" is defined in Section 6.6.12.
                         ----------
        2.8.  Section 6.2.4 is amended to read in its entirety as follows:

               6.2.4. Compliance with Material Agreements. Each of the Company
                      -----------------------------------
        and
        its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders; provided, without limitation of the foregoing, that any modification of the Master Shelf Agreement that would cause the covenants of the Company or the defaults thereunder to be more restrictive than the covenants or defaults, respectively, contained in this Agreement or that would constitute or cause a Default shall require the prior written consent of the Required Lenders.

        2.9. Section 6.4.2 is amended by amending the first paragraph thereof to read in its entirety as follows:

               6.4.2. Quarterly Reports. The Company shall furnish to the
                      -----------------
        Lenders as soon as available and, in any event, within 50 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together with Consolidating schedules as of such date and for such period (if such Consolidating schedules are requested by the Agent or the Required Lenders) and, in the case of Consolidated statements, comparative figures for the same period in the preceding fiscal year, all accompanied by:

        2.10.  Section 6.4.3 is deleted in its entirety.

        2.11. Section 6.4.4 is amended by amending paragraph (f) to read in its entirety as follows:

               (f) Any 90-day or 30-day letter from the federal Internal Revenue Service asserting material tax deficiencies against the Company or any of its Subsidiaries; and any similar notice from a state or other taxing authority asserting material tax deficiencies against the Company or any of its Subsidiaries that are not fully resolved without the assessment of a material tax deficiency (and any tax paid) within 90 days following the date of such notice.

        2.12. Section 6.4.5 is amended by changing the figure in clause (a) from $1,000,000 to $2,000,000 and by changing the figure in clause (b) from $500,000 to $1,000,000.

        2.13.  Section 6.5.3 is amended to read in its entirety as follows:

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

               6.5.3. Consolidated Tangible Net Worth. Consolidated Tangible Net
                      -------------------------------
        Worth shall not at any time be less than $100,000,000; provided,
                                                               --------
        however, that on April 30, 1997 and on the last day of each fiscal
        -------
        quarter of the Company thereafter, the then effective dollar amount in this Section 6.5.3 shall be increased by the sum of (a) 50% of Consolidated Net Income (if positive) for the fiscal quarter then ended plus (b) 50% of the net proceeds realized by the Company and its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP, from the issuance of any equity securities during the fiscal quarter then ended.

        2.14.  Section 6.5.4 is deleted in its entirety.

        2.15. Section 6.6.7 is amended by changing the figure in clause (a) thereof from $1,000,000 to $2,000,000 and by changing the figure in clause (b) thereof from $5,000,000 to $10,000,000.

        2.16.  Section 6.6.12 is amended to read in its entirety as follows:

               6.6.12. The 7.85% Senior Secured Notes, Series A, Due April 10, 2003 of the Company issued pursuant to the Master Shelf Agreement dated as of April 17, 1997 (as from time to time amended subject to the provisions of Section 6.2.4 hereof, the "Master Shelf Agreement")
                                                 ----------------------
        between the Company and The Prudential Insurance Company of America and affiliates thereof from time to time party thereto (collectively, "Prudential") in aggregate principal amount not exceeding $50,000,000, and other "Obligations", as defined in the Master Shelf Agreement, of the Company and the Guarantors under the Master Shelf Agreement (excluding any "Series" of "Notes" other than the "Series A Notes", each as defined in the Master Shelf Agreement).

        2.17.  A new Section 6.6.15 is added reading in its entirety as follows:

               6.6.15. Funded Debt of the Company issued under and subject to the terms of the Master Shelf Agreement, provided, that the aggregate principal amount of such additional Funded Debt so issued shall not exceed $50,000,000 and that the average life of such additional Funded Debt shall be equal to or greater than six years from the date of issuance; and provided, further, that after giving effect to the issuance of such Funded Debt and the application of the proceeds thereof on the issuance date no Default shall exist and the Company shall have delivered to the Agent a certificate of a Financial Officer of the Company in reasonable detail demonstrating compliance with Section 6.5 after giving effect to such issuance and application.

        2.18.  A new Section 6.6.16 is added reading in its entirety as follows:

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

               6.6.16. Unsecured Funded Debt of the Company; provided that after giving effect to the issuance of such Unsecured Funded Debt and the application of any of the proceeds thereof on the issuance date no Default shall exist, the Leverage Ratio shall not exceed 60% if the issuance date is on or before April 29, 1999, 55% if the issuance date is after April 29, 1999 and on or before April 29, 2000 or 50% if the issuance date is on or after April 30, 2000 and the Company shall have delivered to the Agent a certificate of a Financial Officer of the Company in reasonable detail demonstrating compliance with these conditions after giving effect to such issuance and application; and provided, further, either (a) that the terms and conditions of such unsecured Funded Debt, including without limitation, financial covenants, defaults, amortization and rate of interest shall have been consented to by the Required Lenders or (b) that the sum of (i) the aggregate outstanding principal amount of Indebtedness permitted by
        Section 6.6.15 plus (ii) the aggregate outstanding principal amount of Indebtedness permitted under this clause (b) and not consented to as provided in the preceding clause (a) at no time shall exceed $50,000,000.

        2.19. Existing Section 6.6.15 is renumbered 6.6.17 and restated in its entirety to read as follows:

               6.6.17. Indebtedness of the Company (other than Financing Debt) in addition to the foregoing; provided, however, that the aggregate
                                      --------  -------
        amount of all such Indebtedness at any one time outstanding shall not exceed $2,000,000.

        2.20.  Section 6.7.5 is amended to read in its entirety as follows:

               6.7.5. The unsecured Guarantee by Transmontaigne Product Services Inc. (formerly known as Continental Ozark, Inc.), an Arkansas corporation, of the Subordinated Debentures pursuant to the Senior Subordinated Debenture Guarantee dated March 28, 1991 (the "Subordinated
                                                                    ------------
        Debentures Guarantee") executed by such corporation.
        --------------------

        2.21.  A new Section 6.7.6 is added reading in its entirety as follows:

               6.7.6. Guarantees of the Funded Debt permitted by Sections 6.6.12 and 6.6.15.

        2.22.  A new Section 6.8.10 is added reading in its entirety as follows:

               6.8.10. Liens on the Credit Security securing the Funded Debt permitted by Sections 6.6.12 and 6.6.15, but only so long as such Liens are on parity with or subordinate to the Lien of Section 10 hereof.
        2.23. Section 6.9.5 is amended to read in its entirety as follows:

               6.9.5. Investments made after the date hereof in Subsidiaries listed in Exhibit 7.1 hereto as supplemented from time to time other than Wholly Owned Subsidiaries, provided that the aggregate outstanding amount of loans, advances and other Investments in such Subsidiaries, measured in each case as of the date of the making of such Investment, shall not at any time exceed 10% of Consolidated Net Tangible Assets.

        2.24.  Section 6.9.7 is amended to read in its entirety as follows:

               6.9.7. Other Investments made after the date hereof that are not permitted by any of the foregoing subsections of this Section 6.9, provided that the aggregate outstanding amount of loans, advances and other Investments of the Company and its Subsidiaries permitted under this Section 6.9.7, measured in each case as of the date of the making of such Investment, shall not at any time exceed 10% of Consolidated Tangible Net Worth; provided, however, that no Investment may be made in
                            --------  -------
        a Subsidiary unless such Subsidiary is listed in Exhibit 7.1 hereto as supplemented from time to time.

        2.25. Section 6.9 is amended by amending the last paragraph thereof to read in its entirety as follows:

               In addition, the Company covenants that the Company and its Subsidiaries shall not acquire any operating business unless, after giving effect to such acquisition and the financing thereof, the Company and its Subsidiaries will not suffer any Default under any Computation Covenant or any other provision of this Agreement; and provided, that, if the consideration (including without limitation any assumption of Indebtedness, any deferred consideration and any consideration paid for any related non-competition agreement) given shall exceed $3,000,000 for any single acquisition or $15,000,000 in the aggregate for acquisitions consummated in any period of twelve consecutive months (excluding the acquisition under the Acquisition Agreement), then prior to consummating any such acquisition the Company shall provide to the Lenders a certificate of a Financial Officer demonstrating that, after giving effect to such acquisition and the financing thereof, the Company and its Subsidiaries will not suffer any Default under any Computation Covenant or any other provision of this Agreement.

        2.26. Section 6.12.2 is amended by changing the figure $4,000,000 to $8,000,000.

        2.27.  Section 6.19 is amended to read in its entirety as follows:

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

               6.19. Open Positions. The Company and its Subsidiaries may
                     --------------
        maintain Open Positions relating to product inventory requirements that do not exceed the amount permitted by the Risk and Product Management Policy Statement then in effect, so long as that policy is materially consistent with the requirements of the first sentence of Section 6.2.5.

        2.28. Section 7.1.2 is amended by adding at the end of such provision a semicolon and the following proviso:

               provided, however, that there may be omitted from Exhibit 7.1 one or more Subsidiaries which have no business operations and no assets or liabilities.

        2.29.  Section 7.2.2 is amended to read in its entirety as follows:

               7.2.2. Material Agreements. The Company has previously furnished
                      -------------------
        to the Lenders a correct and complete copy of the Securities Purchase Agreement dated March 28, 1991 (the "Subordinated Debentures Agreement")
                                             ---------------------------------
        between the Company's predecessor, Continental Ozark Corporation, and Dillon, Read & Co., Inc., as nominee, and correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on the date hereof, listed in Exhibit
        7.2.2 (together with the Subordinated Debentures, the Subordinated Debentures Agreement, the Subordinated Debentures Guarantee, the Acquisition Agreement and the Master Shelf Agreement, the "Material
                                                                   --------
        Agreements").
        ----------

        2.30.  Section 8.1.2 is amended to read in its entirety as follows:

               8.1.2. Specified Covenants. The Company or any of its
                      -------------------
        Subsidiaries shall fail to perform or observe any of the provisions of
        Section 6.2.5, 6.4.6, 6.5, 6.6, 6.7, 6.8, 6.11, 6.12 or 6.19.

        2.31. Section 8.1.5(a) is amended by changing the figure $1,000,000 to $3,000,000.

        2.32.  Section 10.1.1 is amended to read in its entirety as follows:

               10.1.1. Pledged Stock. (a) All shares of capital stock or other
                       -------------
        evidence of beneficial interest in any corporation, business trust or limited liability company, including without limitation of all shares of stock of each of TransMontaigne Transportation Services Inc., TransMontaigne Product Services Inc., Bear Paw Energy Inc. and TransMontaigne Holding Inc. owned by the Company, and all shares of stock of TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc. owned by TransMontaigne Transportation Services Inc., (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "Pledged Stock".
                   -------------

        2.33.  Section 10.1.2 is amended to read in its entirety as follows:

               10.1.2. Pledged Rights. All rights to receive profits or surplus
                       --------------
        of, or other Distributions (including income, return of capital and liquidating distributions) from, any corporation, business trust, limited liability company, partnership or joint venture, including any distributions by any such Person to partners or joint venturers. All such rights are collectively referred to as the "Pledged Rights".
                                                         --------------

        2.34.  Section 10.3.1 is amended to read in its entirety as follows:

               10.3.1. Pledged Stock. All shares of capital stock, limited
                       -------------
        partnership interests, membership interests, beneficial interests and similar securities included in the Pledged Stock are and shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. Each Obligor will deliver to the Agent certificates representing any Pledged Stock represented by a certificate, accompanied by a stock transfer power executed in blank and, if the Agent so requests, with the signature guaranteed, all in form and manner satisfactory to the Agent. Pledged Stock that is not evidenced by a certificate will be registered in the Agent's name as pledgee on the issuer's records, all in form and substance satisfactory to the Agent. At any time after the occurrence of an Event of Default, the Agent may transfer into its name or the name of its nominee, as pledgee, any Pledged Securities. In the event the Pledged Stock includes any Margin Stock, the Obligors will furnish to the Lenders Federal Reserve Form U-1 and take such other action as the Agent may request to ensure compliance with applicable laws.

        2.35.  Section 10.3.4 is amended to read in its entirety as follows:

               10.3.4. No Liens or Restrictions on Transfer or Change of
                       ------------------------------------------------
        Control. All Credit Security shall be free and clear of any Liens and
        -------
        restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for Liens permitted by Section 6.8. Without limiting the generality of the foregoing, each Obligor will exclude from contracts to which it becomes a party after the date hereof (other than partnership and joint venture agreements) provisions that would prevent such Obligor from creating a security interest in such contract or any property acquired thereunder as contemplated hereby. None of the Pledged Stock is subject to any adverse claims, option to purchase or similar rights of any Person. Except with the written consent of the Agent, no Obligor is, and none of them will be, party to or bound by any agreement, instrument, deed or lease that restricts the change of control or ownership, or the creation of a security interest in the ownership, of the Company or any of its Subsidiaries (other than a Subsidiary which is a partnership).

        2.36.  Section 12.5 is amended to read in its entirety as follows:

               12.5. Sharing of Payments, etc. Each Lender agrees that (a) if by
                     ------------------------
        exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this
                                                    --------  -------
        Section 12.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and
        Letter of Credit Exposure; provided, further, that such application may
                                   --------  -------
        be affected by Section 4.05 of the Intercreditor Agreement. Each Lender
        that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this
        Section 12.5. The provisions of this Section 12.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

        2.37. Exhibit 6.4.1 is amended to read in its entirety as provided in
Exhibit 6.4.1 hereto.

        2.38.  Exhibit 6.4.3 is deleted in its entirety.

        2.39.  Exhibit 6.4.3(a) is deleted in its entirety.

        2.40. Exhibit 7.1 is amended to read in its entirety as provided in
Exhibit 7.1
hereto.

        2.41. Exhibit 7.3 is amended to read in its entirety as provided in
Exhibit 7.3 hereto.

3. Intercreditor and Pledge Agreements. Each of the Company, the Guarantors and
   -----------------------------------
the Lenders hereby requests that the Agent enter into the proposed Pledge Agreement among the Company, the Guarantors and the Agent, as collateral agent, and the proposed Intercreditor Agreement among the Company, the Guarantors, the Lenders, The Prudential Insurance Company of America, U.S. Private Placement Fund and the Agent, as collateral agent, each substantially in the form previously furnished to the Lenders with such changes therein as the Agent shall approve.

4.  Representations and Warranties. In order to induce the Lenders to enter into
    ------------------------------
this Agreement, each of the Company and the Guarantors jointly and severally represents and warrants to each of the Lenders that:

        4.1. No Legal Obstacle to Agreements. Neither the execution and delivery
             -------------------------------
of this Agreement or any other Credit Document, nor the making of any borrowing under the Amended Credit Agreement, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement, the Amended Credit Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement, the Amended Credit Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

               (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which it is bound, or of the Charter or By-laws of the Company or any of its Subsidiaries;

               (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

               (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations and Liens permitted by Section 6.8 of the Amended Credit Agreement) upon any of the assets of the Company or any of its Subsidiaries; or

               (d) any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the performance of this Agreement, the Amended Credit Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing under the Amended Credit Agreement, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security.

        4.2. Defaults. Immediately after giving effect to the Amendment, no
             -------
Default shall exist.

        4.3. Incorporation of Representations and Warranties of Company.
             ----------------------------------------------------------
Immediately after giving effect to the Amendment, the representations and warranties set forth in Section 8 of the Amended Credit Agreement will be true and correct as if originally made on and as of the Amendment Closing Date (except to the extent of any representation or warranty which refers to a specific earlier date).

5.  Conditions. The effectiveness of each of the amendments set forth in Section
    ----------
2 hereof shall be subject to the satisfaction of the following conditions:

        5.1. Officer's Certificate. The representations and warranties contained
             ---------------------
in Section 4 hereof shall be true and correct on and as of the Amendment Closing Date with the same force and effect as though originally made on and as of the Amendment Closing Date; immediately after giving effect to such amendments, no Default shall exist; no Material Adverse Change shall have occurred since January 31, 1997; and the Company shall have furnished to the Lenders on or before the Amendment Closing Date a certificate to these effects signed by a Financial Officer of the Company.

        5.2. Proper Proceedings. All proper proceedings shall have been taken by
             ------------------
the Company and the Guarantors (including without limitation TransMontaigne Transportation Services Inc.) to authorize this Agreement, the Amended Credit Agreement and the transactions contemplated hereby and thereby. On or before the Amendment Closing Date, the Agent shall have received copies of all documents, including legal opinions of counsel and records of corporate proceedings which the Agent may have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

        5.3. Execution and Delivery. Each of the Company, the Guarantors and the
             ----------------------
Lenders shall have executed and delivered this Agreement.

        5.4. Prudential Agreements. Each of the Master Shelf Agreement, the
             ---------------------
Intercreditor Agreement and the Pledge Agreement shall have been executed and delivered substantially in the form previously furnished to the Lenders with such changes therein as the Agent shall have approved; and the Funded Debt permitted by Section 6.6.12 shall have been issued by the Company and purchased by Prudential.

        5.5. Joinder Agreement. TransMontaigne Transportation Service Inc., an
             -----------------
Arkansas corporation, shall have become a party to the Amended Credit Agreement as a Guarantor by executing and delivering to the Agent an agreement to such effect that is satisfactory in form and substance to the Agent, together with such corporate certificates and legal opinions with respect to such joinder as the Agent shall reasonably require.

        5.6. Pro Forma Balance Sheet. The Company shall have furnished to the
             -----------------------
Agent the internally prepared pro forma Consolidated balance sheet of the Company and its Subsidiaries as of January 31, 1997, together with a calculation in reasonable detail of the Leverage Ratio of the Company and its Subsidiaries as of January 31, 1997.

6. Further Assurances. The Company will, promptly upon the request of the Agent
   ------------------
from time to time, execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Agreement.

7. General. The Amended Credit Agreement and all of the other Credit Documents
   -------
are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

        Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                            TRANSMONTAIGNE OIL COMPANY

                                            By_________________________________
                                                Title:

                                            TRANSMONTAIGNE TRANSPORTATION
                                               SERVICES INC.

                                            TRANSMONTAIGNE PRODUCT
                                               SERVICES INC.

                                            TRANSMONTAIGNE PIPELINE INC.
                                            TRANSMONTAIGNE TERMINALING INC.

                                            By_________________________________

                                               As ____________ of each of the
                                               foregoing corporations

                                            BEAR PAW ENERGY INC.

                                            By_________________________________
                                                Title:

                                            THE FIRST NATIONAL BANK OF BOSTON,
                                               as a Lender and as Agent for the
                                               Lenders

                                            By_________________________________
                                                Title:

                                            THE BANK OF MONTREAL

                                            By__________________________________
                                                Authorized Officer

                                            CIBC INC.

                                            By__________________________________
                                               Authorized Officer

                                            COLORADO NATIONAL BANK

                                            By__________________________________
                                               Authorized Officer

                                            NATIONSBANK OF TEXAS, N.A.

                                            By__________________________________
                                               Authorized Officer

                                            BANQUE PARIBAS

                                            By__________________________________
                                               Authorized Officer

                                            By__________________________________
                                               Authorized Officer

                                            ING (U.S.) CAPITAL CORPORATION

                                            By__________________________________
                                               Authorized Officer

                                                                     EXHIBIT 7.1

                            COMPANY AND SUBSIDIARIES





                           Jurisdiction of                                       Business
       Name                Incorporation           Capitalization               Locations
       ----                ---------------         --------------               ---------

  1.  TransMontaigne         Delaware                Publicly held              Colorado
      Oil Company                                                               Arkansas

  2.  TransMontaigne         Arkansas                50,001 common              Arkansas
      Product Services                               shares, par                Colorado
      Inc.                                           value $.10                 Illinois

                                                                                Indiana
                                                                                Iowa
                                                                                Kansas
                                                                                Kentucky
                                                                                Louisiana
                                                                                Michigan
                                                                                Minnesota
                                                                                Mississippi
                                                                                Missouri
                                                                                Montana
                                                                                Nebraska
                                                                                North Dakota
                                                                                Ohio
                                                                                Oklahoma
                                                                                South Dakota
                                                                                Texas
                                                                                Wisconsin

  3.  TransMontaigne         Arkansas                10,000 common              Arkansas
      Transportation                                 shares, par                Indiana
      Services Inc.                                  value $.10

  4.  TransMontaigne         Arkansas                10,000 common              Illinois
      Pipeline Inc.                                  shares, par                Indiana
                                                     value $.10                 Iowa
                                                                                Missouri
                                                                                Ohio
                                                                                Texas


   5.                        Arkansas                10,000 common              Arkansas
        TransMontaigne                               shares, par                Indiana
        Terminaling Inc.                             value $.10                 Missouri
                                                                                Ohio

  6.  TransMontaigne         Arkansas                1,000 common               Arkansas
        Holding Inc.                                 shares, par
                                                     value $.10

  7.  Bear Paw Energy        Colorado                500,000 common             Arkansas
        Inc.                                         shares, par                Colorado
                                                     value $0.10                Kansas
                                                                                Montana
                                                                                North Dakota
                                                                                Oklahoma
                                                                                Texas
                                                                                Wyoming


Additional Information:

        All of the issued and outstanding capital stock of TransMontaigne Product Services Inc., TransMontaigne Transportation Services Inc. and Bear Paw Energy Inc. is owned by the Company. The Company owns 65% of the capital stock of TransMontaigne Holding Inc.

        All of the issued and outstanding capital stock of TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc. is owned by TransMontaigne Transportation Services Inc.

        The address of the principal executive office and chief place of business of the Company and Bear Paw Energy Inc. is 2750 Republic Plaza, 370 Seventeenth Street, Denver, Colorado 80202.

        The address of the principal executive office and chief place of business of each of the other Subsidiaries is 280 N. College, First South Centre, Suite 500, Fayetteville, Arkansas 72702.

        None of the Company or its Subsidiaries operates under any name other than its own name listed above, except that TransMontaigne Terminaling Inc. operates a terminal at Rogers, Arkansas under the name "Razorback Terminaling Company."

                                                                     EXHIBIT 7.3

                         FINANCING DEBT AND INVESTMENTS

        As of April 17, 1997, the Financing Debt of the Company and its Subsidiaries, and all Liens and Guarantees relating thereto, include the following:

               (1) The Credit Obligations and the Credit Security and Guarantees provided therefor under the Credit Agreement.

               (2) The Subordinated Debentures in the aggregate outstanding principal amount of $4,000,000 and the Subordinated Debentures Guarantee.

               (3) The 7.85% Senior Secured Notes, Series A, due April 10, 2003 issued pursuant to the Master Shelf Agreement, the Subsidiary Guarantees thereunder and the Liens granted by the Pledge Agreement.

        As of April 17, 1997, the Investments referred to in Section 6.9.5 include the following:

               (1) Ownership by TransMontaigne Holding Inc. of approximately 28% of the common stock of Lion Oil Company, an Arkansas corporation.

               (2) The 60% ownership interest of TransMontaigne Pipeline Inc. in Razorback Pipeline Company, a Delaware general partnership.

               (3) The 50% ownership interest of Bear Paw Energy Inc. in InterEnergy Sheffeld Processing Company.